                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 09, 2002
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


        New York                       1-2360                   13-0871985
(State of Incorporation)       (Commission File Number)        (IRS employer
                                                             Identification No.)


                 ARMONK, NEW YORK                               10504
     (Address of principal executive offices)                 (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)

Item 5.  Other Events

    The company announced on June 4, 2002, the decision to sell its disk drive operations to Hitachi, Ltd. which under generally accepted accounting principles will be accounted for as a discontinued operation.

    The financial results from prior periods will be presented to conform with this accounting treatment. The company is publishing quarterly consolidated financial earnings results for 2001 and the first quarter of 2002 in order to facilitate an analysis by users of the company's financial statements under this format. The financial results reported as discontinued operations include the external original equipment manufacturer, (OEM) hard disk drive business and charges related to hard disk drives used in the company's e-server and e-storage products that were recorded in the Technology segment. The discontinued operations results do not reflect hard disk drive shipments to IBM internal customers. These results are included in
Exhibit I of this Form 8-K. In addition, segment pre-tax income results from continuing operations are provided for the same periods in Exhibit II of this Form 8-K. Exhibit III of this Form 8-K is the registrant's press release dated June 4, 2002, regarding a definitive agreement between Hitachi and IBM on the transfer of their hard disk drive operations to a new standalone company under Hitachi ownership.

    Also, on June 4, 2002, the company announced that it would record pre-tax charges of approximately $2.0B to $2.5B, primarily in the second quarter, associated with the company's exit from the hard disk drive business, write-offs of assets in the Microelectronics business, and charges related to productivity initiatives, principally workforce reductions. IBM will describe these actions in additional detail when the company announces second quarter results on July 17, 2002. Exhibit IV of this Form 8-K is the registrant's press release dated June 4, 2002, regarding actions to strengthen the company's strategic and competitive position.

    IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: July 09, 2002


                                             By: /s/  Robert F. Woods
                                             ------------------------------
                                                    (Robert F. Woods)
                                              Vice President and Controller

                                                                      Exhibit I

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                          COMPARATIVE FINANCIAL RESULTS

                    CONTINUING/DISCONTINUED OPERATONS FORMAT

                                      2001

           (Unaudited; Dollars in millions except per share amounts)

                                         First Quarter   Second Quarter  Third Quarter  Fourth Quarter    Full Year
                                         -------------   --------------  -------------  --------------    ---------
REVENUE
  Global Services                            $8,471          $8,742          $8,682          $9,061        $34,956
    Gross profit margin                       25.5%           27.6%           28.4%           28.2%          27.5%
  Hardware                                    7,812           7,918           6,834           8,029         30,593
    Gross profit margin                       32.1%           32.1%           26.9%           30.9%          30.6%
  Software                                    2,918           3,036           3,201           3,784         12,939
    Gross profit margin                       80.2%           82.4%           81.5%           85.2%          82.5%
  Global Financing                              832             845             822             927          3,426
    Gross profit margin                       47.3%           48.2%           51.0%           55.4%          50.6%
  Enterprise Investments/Other                  276             293             244             340          1,153
    Gross profit margin                       49.5%           43.3%           40.8%           45.8%          45.0%

TOTAL REVENUE                                20,309          20,834          19,783          22,141         83,067

GROSS PROFIT                                  7,535           7,987           7,434           8,933         31,889
  Gross profit margin                         37.1%           38.3%           37.6%           40.3%          38.4%

EXPENSE AND OTHER INCOME
  S,G&A                                        4,083           4,182           4,085           4,698         17,048
   Expense to revenue                         20.1%           20.1%           20.6%           21.2%          20.5%

  R,D&E                                        1,209           1,284           1,252           1,241          4,986
   Expense to revenue                          6.0%            6.2%            6.3%            5.6%           6.0%

  Intellectual property and
    custom development income                  (265)           (354)           (393)           (464)        (1,476)
  Other (income) & expense                      (69)           (124)             29            (189)          (353)
  Interest expense                               70              58              53              53            234
                                             ------          ------          ------          ------         ------

TOTAL EXPENSE AND OTHER INCOME                5,028           5,046           5,026           5,339         20,439
  Expense to revenue                          24.8%           24.2%           25.4%           24.1%          24.6%

INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES                2,507           2,941           2,408           3,594         11,450
  Pre-tax margin                              12.3%           14.1%           12.2%           16.2%          13.8%

Provision for income taxes                      730             850             695           1,029          3,304
  Effective tax rate                          29.1%           28.9%           28.9%           28.6%          28.9%

NET INCOME FROM CONTINUING
OPERATIONS                                    1,777           2,091           1,713           2,565          8,146
  Net margin                                   8.8%           10.0%            8.7%           11.6%           9.8%

Preferred stock dividends                         5               5               0               0             10

NET INCOME FROM CONTINUING
OPERATIONS APPLICABLE TO
COMMON SHAREHOLDERS                          $1,772          $2,086          $1,713          $2,565         $8,136
                                             ======          ======          ======          ======         ======

DISCONTINUED OPERATIONS
  (NET OF TAX)                                  (27)            (46)           (118)           (232)          (423)
                                             ------          ------          ------          ------         ------

NET INCOME AFTER
DISCONTINUED OPERATIONS                      $1,745          $2,040          $1,595          $2,333         $7,713
                                             ======          ======          ======          ======         ======

EARNINGS PER SHARE
------------------
COMMON STOCK FROM
CONTINUING OPERATIONS:
  - ASSUMING DILUTION                         $1.00           $1.17           $0.97           $1.46         $4.59*
  - BASIC                                     $1.02           $1.20           $0.99           $1.49         $4.69*

COMMON STOCK FROM DISCONTINUED
OPERATIONS:
  - ASSUMING DILUTION                        ($0.02)         ($0.03)         ($0.07)         ($0.13)       ($0.24*)
  - BASIC                                    ($0.02)         ($0.03)         ($0.07)         ($0.14)       ($0.24*)

COMMON STOCK FROM TOTAL
OPERATIONS:
  - ASSUMING DILUTION                         $0.98           $1.15**         $0.90           $1.33         $4.35*
  - BASIC                                     $1.00           $1.17           $0.92           $1.35         $4.45*

AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING (M's)
  DILUTED                                   1,781.2         1,777.7         1,767.9         1,758.0        1,771.2
  BASIC                                     1,740.9         1,738.2         1,731.8         1,722.4        1,733.3

* Earnings per share (EPS) in each quarter is computed using the weighted-average number of shares outstanding during the quarter while EPS for the full year is computed using the weighted-average number of shares outstanding during the year. Thus, the sum of the quarters' EPS may not equal the full-year EPS.

** Does not total due to rounding.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION

                         COMPARATIVE FINANCIAL RESULTS

                    CONTINUING/DISCONTINUED OPERATIONS FORMAT

                                    2002

            (Unaudited; Dollars in millions except per share amounts)


                                                First Quarter
                                                -------------
REVENUE
  Global Services                                    $8,229
    Gross profit margin                               26.0%
  Hardware                                            5,884
    Gross profit margin                               24.5%
  Software                                            2,897
    Gross profit margin                               81.1%
  Global Financing                                      783
    Gross profit margin                               56.6%
  Enterprise Investments/Other                          237
    Gross profit margin                               56.2%

TOTAL REVENUE                                        18,030

GROSS PROFIT                                          6,500
    Gross profit margin                               36.1%

EXPENSE AND OTHER INCOME
  S,G&A                                                4,023
    Expense to revenue                                22.3%

  R,D&E                                                1,135
    Expense to revenue                                 6.3%

  Intellectual property
    and custom development income                      (296)
  Other (income) & expense                             (205)
  Interest expense                                       30
                                                     ------

TOTAL EXPENSE AND OTHER INCOME                        4,687
    Expense to revenue                                26.0%

INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES                        1,813
  Pre-tax margin                                      10.1%

Provision for income taxes                              529
  Effective tax rate                                  29.2%

NET INCOME FROM CONTINUING
OPERATIONS                                            1,284
  Net margin                                           7.1%

Preferred stock dividends                                 0

NET INCOME FROM CONTINUING
OPERATIONS APPLICABLE TO
COMMON SHAREHOLDERS                                  $1,284
                                                     ======
DISCONTINUED OPERATIONS
  (NET OF TAX)                                          (92)
                                                     ------

NET INCOME AFTER
DISCONTINUED OPERATIONS                              $1,192
                                                     ======

EARNINGS PER SHARE
------------------
COMMON STOCK FROM CONTINUING
OPERATIONS:
  - ASSUMING DILUTION                                 $0.73
  - BASIC                                             $0.75

COMMON STOCK FROM DISCONTINUED
OPERATIONS:
  - ASSUMING DILUTION                                ($0.05)
  - BASIC                                            ($0.05)

COMMON STOCK FROM TOTAL
OPERATIONS:
  - ASSUMING DILUTION                                 $0.68
  - BASIC                                             $0.69*

AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING (M's)
  DILUTED                                           1,753.0
  BASIC                                             1,718.4

* Does not total due to rounding.

                                                                      Exhibit II

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA
                           CONTINUING OPERATIONS FORMAT

                                      2001

                                   (UNAUDITED)

                                  FIRST QUARTER

                                                                                                 Pre-tax
                                                                                                 Income
(Dollars in millions)                                                                              From           Pre-Tax
                                         ************      Revenue     ************             Continuing        Income
                                           External       Internal         Total                Operations        Margin
SEGMENTS

Global Services                            $ 8,471           $589         $9,060                   $1,068          11.8%

Enterprise Systems                           3,136            167          3,303                      391          11.8%

Personal and Printing Systems                3,176             18          3,194                      (58)         (1.8%)

Technology *                                 1,574            339          1,913                      137           7.2%

Software                                     2,918            214          3,132                      586          18.7%

Global Financing                               834            226          1,060                      273          25.8%

Enterprise Investments                         253              1            254                     (140)        (55.1%)

TOTAL SEGMENTS                              20,362          1,554         21,916                    2,257          10.3%

Eliminations / Other*                          (53)        (1,554)        (1,607)                     250

TOTAL IBM                                  $20,309             $0        $20,309                   $2,507          12.3%

*  Reclassified to conform with 2002 presentation.

                                                                  2001
                                                               (UNAUDITED)
                                                             SECOND QUARTER

                                                                                                 Pre-tax
                                                                                                 Income
(Dollars in millions)                                                                              From           Pre-Tax
                                         ************      Revenue     ************             Continuing        Income
                                           External       Internal         Total                Operations        Margin
Segments

Global Services                             $ 8,742           $650         $9,392                  $1,307          13.9%

Enterprise Systems                            3,477            205          3,682                     526          14.3%

Personal and Printing Systems                 3,067             14          3,081                      (8)         (0.3%)

Technology *                                  1,380            388          1,768                     102           5.8%

Software                                      3,036            236          3,272                     711          21.7%

Global Financing                                838            217          1,055                     291          27.6%

Enterprise Investments                          287              0            287                     (27)         (9.4%)

TOTAL SEGMENTS                               20,827          1,710         22,537                   2,902          12.9%

Eliminations / Other*                             7         (1,710)        (1,703)                     39

TOTAL IBM                                   $20,834             $0        $20,834                  $2,941          14.1%

*  Reclassified to conform with 2002 presentation.

                                                                  2001
                                                               (UNAUDITED)
                                                              THIRD QUARTER

                                                                                                 Pre-tax
                                                                                                 Income
(Dollars in millions)                                                                              From           Pre-Tax
                                         ************      Revenue     ************             Continuing        Income
                                           External       Internal         Total                Operations        Margin
Segments

Global Services                              $ 8,682          $ 684        $ 9,366                $1,373          14.7%

Enterprise Systems                             3,056            175          3,231                   194           6.0%

Personal and Printing Systems                  2,829             18          2,847                   (70)         (2.5)%

Technology *                                   1,006            416          1,422                   (78)         (5.5%)

Software                                       3,201            236          3,437                   704          20.5%

Global Financing                                 814            204          1,018                   314          30.8%

Enterprise Investments                           242              1            243                   (76)        (31.3%)

TOTAL SEGMENTS                                19,830          1,734         21,564                 2,361          10.9%

Eliminations / Other*                            (47)        (1,734)        (1,781)                   47

TOTAL IBM                                    $19,783             $0        $19,783                $2,408          12.2%

*  Reclassified to conform with 2002 presentation.

                                                                  2001
                                                               (UNAUDITED)
                                                             FOURTH QUARTER

                                                                                                 Pre-tax
                                                                                                 Income
(Dollars in millions)                                                                              From           Pre-Tax
                                         ************      Revenue     ************             Continuing        Income
                                           External       Internal         Total                Operations        Margin
Segments

Global Services                             $ 9,061          $ 724        $ 9,785                 $1,413          14.4%

Enterprise Systems                            4,074            163          4,237                    719          17.0%

Personal and Printing Systems                 2,910             23          2,933                    (17)         (0.6%)

Technology *                                  1,189            308          1,497                     16           1.1%

Software                                      3,784            295          4,079                  1,167          28.6%

Global Financing                                921            189          1,110                    265          23.9%

Enterprise Investments                          336              2            338                    (74)        (21.9%)

TOTAL SEGMENTS                               22,275          1,704         23,979                  3,489          14.6%

Eliminations / Other*                          (134)        (1,704)        (1,838)                   105

TOTAL IBM                                   $22,141             $0        $22,141                 $3,594          16.2%

*  Reclassified to conform with 2002 presentation.

                                                                    2001
                                                                 (UNAUDITED)
                                                                  Full Year

                                                                                                 Pre-tax
                                                                                                 Income
(Dollars in millions)                                                                              From           Pre-Tax
                                         ************      Revenue     ************             Continuing        Income
                                           External       Internal         Total                Operations        Margin
Segments

Global Services                              $34,956         $2,647        $37,603                 $5,161          13.7%

Enterprise Systems                            13,743            710         14,453                  1,830          12.7%

Personal and Printing Systems                 11,982             73         12,055                   (153)         (1.3%)

Technology *                                   5,149          1,451          6,600                    177           2.7%

Software                                      12,939            981         13,920                  3,168          22.8%

Global Financing                               3,407            836          4,243                  1,143          26.9%

Enterprise Investments                         1,118              4          1,122                   (317)        (28.3%)

TOTAL SEGMENTS                                83,294          6,702         89,996                 11,009          12.2%

Eliminations / Other*                           (227)        (6,702)        (6,929)                   441

TOTAL IBM                                    $83,067             $0        $83,067                $11,450          13.8%

*  Reclassified to conform with 2002 presentation.

                                    INTERNATIONAL BUSINESS MACHINES CORPORATION
                                     SEGMENT DATA CONTINUING OPERATIONS FORMAT
                                                     2002
                                                 (UNAUDITED)

                                                FIRST QUARTER

                                                                                                 Pre-tax
                                                                                                 Income
(Dollars in millions)                                                                              From           Pre-Tax
                                         ************      Revenue     ************             Continuing        Income
                                           External       Internal         Total                Operations        Margin
SEGMENTS

Global Services                              $ 8,229          $ 640        $ 8,869                 $1,073          12.1%

Enterprise Systems                             2,484            166          2,650                    177           6.7%

Personal and Printing Systems                  2,511             13          2,524                     65           2.6%

Technology*                                      930            236          1,166                   (139)        (11.9%)

Software                                       2,897            227          3,124                    560          17.9%

Global Financing                                 768            186            954                    222          23.3%

Enterprise Investments                           231              1            232                    (53)        (22.8%)

TOTAL SEGMENTS                                18,050          1,469         19,519                  1,905           9.8%

Eliminations / Other*                            (20)        (1,469)        (1,489)                   (92)

TOTAL IBM                                    $18,030             $0        $18,030                 $1,813          10.1%

* Reclassified to conform with 2002 presentation.

                                                                    Exhibit III


                                        Contact: Yasuo Hirano
                                                 Hitachi, Ltd.
                                                 +81-3-3258-2057
                                                 yasuo_hirano@hdq.hitachi.co.jp

                                                 Scott Brooks
                                                 IBM Corporation
                                                 914-499-6734
                                                 srbrooks@us.ibm.com


                   HITACHI AND IBM REACH DEFINITIVE AGREEMENT
                          ON HARD DISK DRIVE OPERATIONS


TOKYO, Japan and SAN JOSE, Calif. -- June 4, 2002 -- Hitachi, Ltd. (NYSE: HIT,
TSE: 6501) and IBM today announced that they have reached a definitive agreement to transfer their hard disk drive (HDD) operations to a new standalone company under majority Hitachi ownership. These plans were originally announced in April as part of a larger storage relationship between the two companies.

Hitachi has agreed to purchase the majority of IBM's HDD-related assets for $2.05 billion, which includes the transfer of IBM's HDD-related intellectual property portfolio to the new organization. Hitachi will initially own 70 percent of this new company and will make a series of fixed payments to IBM before assuming full ownership after three years.

The new company will be based in San Jose, California, and managed by an independent team comprising executives from Hitachi and IBM's existing HDD operations. The chief executive officer will be Dr. Jun Naruse, Corporate Managing Director of Hitachi, Ltd., formerly CEO of Hitachi Data Systems, and the chief operating officer will be Dr. Douglas Grose, currently general manager of IBM's Storage Technology Division. Hitachi will select the new company's board of directors, and IBM will not be involved in its operations.

The new organization will bring together approximately 24,000 employees, about 18,000 from IBM and 6,000 from Hitachi, with major manufacturing operations at 11 locations around the world. Certain IBM HDD operations are not included in the deal.

Hitachi estimates the new company may deliver approximately $5 billion in sales in fiscal year 2003, and will target annual sales of $7 billion by fiscal year 2006. IBM and Hitachi have each agreed to multi-year HDD supply commitments from the new company.
                                     -more-

                               HITACHI AND IBM REACH DEFINITIVE AGREEMENT/PAGE 2

Pending the completion of applicable regulatory processes, the deal is expected to close before year-end.

 "The purchase of IBM's HDD business brings us the valuable business assets required for long-term success in this highly competitive market," said Masaaki Hayashi, Senior Vice President and Director, Hitachi, Ltd. "By combining HDD research, development, manufacturing, marketing and sales into an independently operating company, we are creating a new industry leader fully focused on the $20 billion disk-drive market. This new company is uniquely positioned for success by its broad customer portfolio, its unparalleled technological capabilities and its strong position in key growth markets, including storage-intensive consumer electronics."

"Customers will benefit from the increased efficiencies of the new company and its ability to quickly bring advanced technologies and products to market," said John E. Kelly III, senior vice president and general manager of IBM's Technology Group. "The singular focus on the HDD business will provide employees with the dedicated resources necessary to fully apply their industry-leading expertise to developing new HDD technologies and market opportunities."

In addition, IBM and Hitachi are proceeding with separate negotiations related to a planned multi-year alliance to research and develop new open standards-based technologies specific to next-generation storage networks, systems and solutions. The companies have created a process to review joint projects designed to improve interoperability, reduce complexity and improve cost of ownership for storage systems customers. Additional information on this alliance will be announced when negotiations are finalized.

                                      # # #
-Cautionary Statement-

Statements in this document contain forward-looking information which reflect Hitachi's current views with respect to certain future events and financial performance. Actual results may differ materially from this forecast. Further, this forward-looking information is based upon assumptions of future events which may not prove to be accurate.
Factors that could cause actual results to differ materially from the forecast include, but are not limited to: rapid technological change; uncertainty as to the new company's ability to continue to develop products and to market products that incorporate new technology on a timely and cost-effective basis and achieve market acceptance; fluctuations in product demand and industry capacity; increasing commoditization of information technology products, and intensifying price competition in the market for such products; fluctuations in rates of exchange for the U.S. dollar and other currencies in which the new company makes significant sales or in which the new company's assets and liabilities are denominated; uncertainty as to the new company's access to liquidity or long-term financing, particularly in the context of restrictions on availability of credit prevailing in U.S.; uncertainty as to the new company's ability to implement measures to reduce the potential negative impact of fluctuations in product demand and/or exchange rates; general economic conditions and the regulatory and trade environment of the new company's major markets, continued stagnation or deterioration of the Japanese or other East Asian economies, or direct or indirect restriction by other nations of imports; uncertainty as to the new company's access to, or protection for, certain intellectual property rights; the new company's dependence on alliances with other corporations in designing or developing certain products; and the market prices of equity securities in Japan, declines in which may result in write-downs of equity securities Hitachi holds.
                                      # # #

                               HITACHI AND IBM REACH DEFINITIVE AGREEMENT/PAGE 3


ADDITIONAL HITACHI PRESS CONTACTS:
Japan: Tsuyoshi Miyata, Hirotaka Ohno
Hitachi, Ltd.
Tel: +81-3-3258-2057
tsuyoshi_miyata@hdq.hitachi.co.jp
hirotaka_ohn@hdq.hitachi.co.jp

Singapore: Yuji Hoshino
Hitachi Asia Ltd.
Tel: +65-231-2522
yhoshino@has.hitachi.com.sg

US:  Masahiro Takahashi
Hitachi America, Ltd.
Tel: +1-650-244-7902
masahiro.takahashi@hal.hitachi.com

UK:  Kantaro Tanii
Hitachi Europe Ltd.
Tel: +44-1628-585379
Kantaro.tanii@hitachi-eu.com

                                                                      Exhibit IV



                                               Contact: Bill Hughes
                                                        (914) 499-6565
                                                        bhughes@us.ibm.com


                  IBM ANNOUNCES ACTIONS TO STRENGTHEN STRATEGIC
           AND COMPETITIVE POSITION; ANTICIPATES SECOND-QUARTER CHARGE



     ARMONK, N.Y., June 4, 2002 . . . IBM today announced a series of actions to improve further the company's competitive and strategic position in the changing information technology industry.

     As announced yesterday, Hitachi Ltd., has agreed to purchase IBM's disk drive operations and form a new company majority-owned by Hitachi. In addition, IBM and Hitachi are proceeding with separate negotiations related to a planned multi-year alliance to research and develop open technologies for next-generation storage networks, systems and solutions. The companies have created a process to review joint projects designed to improve interoperability, reduce complexity and improve cost of ownership for storage systems customers.

     IBM also is realigning its Microelectronics Division to increase operational efficiencies and capitalize on emerging growth opportunities. As part of this realignment, the Division will increase its use of leading-edge copper technology and close older aluminum technology capacity. The Division will increase its focus on custom-chip design and manufacturing, and advanced foundry, while adding new technology design services, which were announced today.

     Further, IBM is rebalancing skills and reducing its workforce in other business units and headquarters staffs. These actions will enhance IBM's competitiveness by improving productivity and operational efficiencies over the long term. The majority of the employees affected by these actions have been notified.


                                  - more -

     As a result of all of these actions, IBM will record pre-tax charges of approximately $2.0 billion to $2.5 billion, primarily in the second quarter. These include charges associated with the company's exit from the hard disk drive business, write-offs of assets in the Microelectronics business, and charges related to productivity initiatives, principally workforce reduction.

     "These actions will not only substantially lower IBM's annual operating expenses, more important, they strengthen the company's strategic position in the near and long term," said John R. Joyce, senior vice president and chief financial officer.

     "We are moving quickly to occupy the strategic areas in the technology and storage marketplace," added Nick Donofrio, senior vice president, Technology and Manufacturing. "At our core, we are a technology company, and we will continue to focus on leading-edge products, such as our copper technology and move away from maturing technologies, and align our operations to meet that shift in demand. The actions we are taking now will better position IBM in areas where there is both long-term growth and profitability."


     IBM will describe today's actions in additional detail when the company announces second-quarter results in mid-July.



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